Exhibit 99.1

For Immediate Release

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

Oracle Announces Fiscal 2021 Second Quarter Financial Results

•	Q2 FY2021 GAAP EPS up 16% to $0.80, Non-GAAP EPS up 19% to $1.06
•	Oracle Gen2 Cloud Infrastructure and Autonomous Database revenue up over 100%
•	Fusion Cloud ERP revenue up 33%, NetSuite Cloud ERP revenue up 21%

REDWOOD SHORES, Calif., December 10, 2020 -- Oracle Corporation (NYSE: ORCL) today announced fiscal 2021 Q2 results. Total quarterly revenues were up 2% year-over-year to $9.8 billion. Cloud services and license support revenues were up 4% to $7.1 billion. Cloud license and on-premise license revenues were down 3% to $1.1 billion.

Q2 GAAP operating income was up 13% to $3.6 billion and GAAP operating margin was 37%. Non-GAAP operating income was up 14% to $4.6 billion and non-GAAP operating margin was 47%. GAAP net income was up 6% to $2.4 billion, and non-GAAP net income was up 9% to $3.2 billion. GAAP earnings per share was up 16% to $0.80, while non-GAAP earnings per share was up 19% to $1.06.

Short-term deferred revenues were $8.1 billion. Operating cash flow was $14.0 billion during the trailing twelve months.

“Our highly profitable multi-billion dollar Fusion and NetSuite Cloud ERP applications businesses grew revenue 33% and 21% respectively in Q2,” said Oracle CEO, Safra Catz. “These two strategic cloud applications businesses are major contributors to Oracle’s increased operating earnings and consistent earnings per share growth. We expect this rapid market share and revenue growth trend to continue as both Gartner and IDC rank Oracle’s ERP suite number one in the cloud.”

“Oracle’s Gen2 Cloud Infrastructure is adding customers and growing revenue at a rate well in excess of 100% per year,” said Oracle Chairman and CTO, Larry Ellison. “Demand for our Gen2 Cloud Infrastructure is exceeding our plan and we are opening new datacenters as fast as we can.  Oracle opened 13 additional regional datacenters in 2020 to bring our total to 29 regional datacenters worldwide, more than AWS.”

The board of directors declared a quarterly cash dividend of $0.24 per share of outstanding common stock. This dividend will be paid to stockholders of record as of the close of business on January 7, 2021, with a payment date of January 21, 2021.

Business Innovations

•

Oracle increased its already aggressive expansion plan, and now expects to have 38 Cloud regions live by mid-2021 with the recent opening of three new commercial cloud regions, one in Dubai, one in the United Kingdom, and one in Chile. Oracle has opened 13 Cloud regions so far in 2020 and currently operates 29 regions globally – the fastest expansion by any major cloud provider.

•

Oracle announced the next generation of Oracle Exadata Cloud Service, which helps customers accelerate their most challenging transaction processing and data analytics projects in 29 global cloud regions and Dedicated Region Cloud@Customer.

•	“Per IDC’s latest SaaSPath survey, SaaS ERP customers ranked Oracle highest in overall satisfaction among SAP, Microsoft, and Workday.” Source: IDC SaaSPath 2020: Vendor Ratings, Aug 2020.
•	An extended list of recent business innovations and announcements is available at www.oracle.com/news.

Customer Momentum

•

Equinix - As the world’s digital infrastructure company, Equinix operates more than 200 data centers serving over 10,000 customers. The company plans to implement Oracle Fusion Cloud ERP, EPM, and CX to replace Oracle E-Business Suite applications. Equinix expects to simplify and automate critical finance and go-to-market processes, eliminating manual data entry and providing new functionality for their finance teams.

•

Howard Hughes Medical Institute (HHMI) - One of the largest private biomedical research institutions in the US, HHMI is leveraging Oracle Cloud Infrastructure to shift various high-performance computing workloads from on-premise to the cloud. This gives their scientific researchers superior performance and, with significantly lower data egress charges, provides more computing value for their investment.

•

First Solar - Solar electricity is essential to the world’s energy mix, and First Solar, the leading American company among the world’s largest solar manufacturers, is helping drive the transition to a sustainable energy future. As part of its efforts to streamline and transform internal systems, the company is replacing its multiple, disconnected platforms with Oracle Fusion Cloud ERP, EPM, SCM, HCM, and CX.

•

T-Mobile - As they quickly expand their subscriber base and 5G network coverage, T-Mobile continues to make customer experience their top priority. They’re investing across all customer touchpoints, including their roughly 10,000 retail locations in North America. T-Mobile has chosen Oracle Retail cloud applications for planning, distribution, and optimization to help them improve customer satisfaction and their Net Promoter Score.  They also expect the system to help them add more subscribers by, for example, using the platform’s analytics and embedded artificial intelligence to optimize in-store product placement during new device launches.

•	An extended list of customers which purchased Oracle Cloud during the quarter will be available at www.oracle.com/customers/earnings.

Earnings Conference Call and Webcast

Oracle will hold a conference call and webcast today to discuss these results at 2:00 p.m. Pacific. A live and replay webcast will be available on the Oracle Investor Relations website at www.oracle.com/investor.

About Oracle

The Oracle Cloud offers a complete suite of integrated applications for Sales, Service, Marketing, Human Resources, Finance, Supply Chain and Manufacturing, plus Highly-Automated and Secure Generation 2 Infrastructure featuring the Oracle Autonomous Database. For more information about Oracle (NYSE:ORCL), visit us at www.oracle.com or contact Investor Relations at investor_us@oracle.com or (650) 506-4073.

# # #

Trademarks

Oracle and Java are registered trademarks of Oracle and/or its affiliates. Other names may be trademarks of their respective owners.

"Safe Harbor" Statement: Statements in this press release relating to Oracle's future plans, expectations, beliefs, intentions and prospects, including statements regarding our future market share and revenue acceleration, customer momentum, and plans to open data centers and go live in various Cloud regions by mid-2021, are "forward-looking statements" and are subject to material risks and uncertainties. Many factors could affect our current expectations and our actual results, and could cause actual results to differ materially. We presently consider the following to be among the important factors that could cause actual results to differ materially from expectations: (1) The COVID-19 pandemic has affected how we and our customers are operating our respective businesses, and the duration and extent to which this will impact our future results of operations and our overall financial performance remains uncertain. (2) Our success depends upon our ability to develop new products and services, integrate acquired products and services and enhance our existing products and services. (3) Our cloud strategy, including our Oracle Cloud Software-as-a-Service and Infrastructure-as-a-Service offerings, may adversely affect our revenues and profitability. (4) We might experience significant coding, manufacturing or configuration errors in our cloud, license and hardware offerings. (5) If the security measures for our products and services are compromised and as a result, our data, our customers' data or our IT systems are accessed improperly, made unavailable, or improperly modified, our products and services may be perceived as vulnerable, our brand and reputation could be damaged, the IT services we provide to our customers could be disrupted, and customers may stop using our products and services, all of which could reduce our revenue and earnings, increase our expenses and expose us to legal claims and regulatory actions. (6) Our business practices with respect to data could give rise to operational interruption, liabilities or reputational harm as a result of governmental regulation, legal requirements or industry standards relating to privacy and data protection. (7) Economic, political and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (8) If we are unable to compete effectively, the results of operations and prospects for our business could be harmed. (9) Our international sales and operations subject us to additional risks that can adversely affect our operating results. (10) Acquisitions present many risks and we may not achieve the financial and strategic goals that were contemplated at the time of a transaction. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or by contacting Oracle Corporation's Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on Oracle’s Investor Relations website at http://www.oracle.com/investor. All information set forth in this press release is current as of December 10, 2020. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION

Q2 FISCAL 2021 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended November 30,				% Increase	% Increase (Decrease)
	2020	% of Revenues	2019	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$7,112	72%	$6,811	71%	4%	4%
Cloud license and on-premise license	1,092	11%	1,126	12%	(3%)	(5%)
Hardware	844	9%	871	9%	(3%)	(3%)
Services	752	8%	806	8%	(7%)	(8%)
Total revenues	9,800	100%	9,614	100%	2%	1%
OPERATING EXPENSES
Cloud services and license support	1,064	11%	1,022	11%	4%	4%
Hardware	244	2%	285	3%	(15%)	(15%)
Services	631	6%	741	8%	(15%)	(16%)
Sales and marketing	1,836	19%	2,068	22%	(11%)	(12%)
Research and development	1,601	16%	1,531	16%	5%	5%
General and administrative	324	3%	323	3%	0%	0%
Amortization of intangible assets	345	4%	407	4%	(15%)	(16%)
Acquisition related and other	76	1%	12	0%	514%	503%
Restructuring	96	1%	42	0%	130%	124%
Total operating expenses	6,217	63%	6,431	67%	(3%)	(4%)
OPERATING INCOME	3,583	37%	3,183	33%	13%	11%
Interest expense	(600)	(7%)	(465)	(5%)	29%	29%
Non-operating (expenses) income, net	(11)	0%	92	1%	*	*
INCOME BEFORE PROVISION FOR INCOME TAXES	2,972	30%	2,810	29%	6%	3%
Provision for income taxes	530	5%	499	5%	6%	4%
NET INCOME	$2,442	25%	$2,311	24%	6%	3%
EARNINGS PER SHARE:
Basic	$0.82		$0.71
Diluted	$0.80		$0.69
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	2,977		3,245
Diluted	3,046		3,331

(1)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2020, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the three months ended November 30, 2020 compared with the corresponding prior year period increased our revenues by 1 percentage point, operating expenses by 1 percentage point and operating income by 2 percentage points.

*	Not meaningful

ORACLE CORPORATION

Q2 FISCAL 2021 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Three Months Ended November 30,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2020 GAAP	Adj.	2020 Non-GAAP	2019 GAAP	Adj.	2019 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$9,800	$—	$9,800	$9,614	$1	$9,615	2%	2%	1%	1%
Cloud services and license support	7,112	—	7,112	6,811	1	6,812	4%	4%	4%	4%
TOTAL OPERATING EXPENSES	$6,217	$(1,005)	$5,212	$6,431	$(858)	$5,573	(3%)	(6%)	(4%)	(7%)
Stock-based compensation (3)	488	(488)	—	397	(397)	—	23%	*	23%	*
Amortization of intangible assets (4)	345	(345)	—	407	(407)	—	(15%)	*	(16%)	*
Acquisition related and other	76	(76)	—	12	(12)	—	514%	*	503%	*
Restructuring	96	(96)	—	42	(42)	—	130%	*	124%	*
OPERATING INCOME	$3,583	$1,005	$4,588	$3,183	$859	$4,042	13%	14%	11%	12%
OPERATING MARGIN %	37%		47%	33%		42%	346 bp.	478 bp.	314 bp.	452 bp.
INCOME TAX EFFECTS (5)	$530	$212	$742	$499	$189	$688	6%	8%	4%	6%
NET INCOME	$2,442	$793	$3,235	$2,311	$670	$2,981	6%	9%	3%	7%
DILUTED EARNINGS PER SHARE	$0.80		$1.06	$0.69		$0.90	16%	19%	13%	17%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	3,046	—	3,046	3,331	—	3,331	(9%)	(9%)	(9%)	(9%)

(1)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2020, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	Stock-based compensation was included in the following GAAP operating expense categories:

	Three Months Ended November 30, 2020			Three Months Ended November 30, 2019
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$36	$(36)	$—	$30	$(30)	$—
Hardware	3	(3)	—	3	(3)	—
Services	14	(14)	—	14	(14)	—
Sales and marketing	80	(80)	—	37	(37)	—
Research and development	314	(314)	—	272	(272)	—
General and administrative	41	(41)	—	41	(41)	—
Total stock-based compensation	$488	$(488)	$—	$397	$(397)	$—

(4)	Estimated future annual amortization expense related to intangible assets as of November 30, 2020 was as follows:

Remainder of fiscal 2021	$668
Fiscal 2022	1,106
Fiscal 2023	682
Fiscal 2024	445
Fiscal 2025	126
Fiscal 2026	24
Thereafter	10
Total intangible assets, net	$3,061

(5)

Income tax effects were calculated reflecting an effective GAAP tax rate of 17.8% and 17.7% in the second quarter of fiscal 2021 and 2020, respectively, and an effective non-GAAP tax rate of 18.7% and 18.8% in the second quarter of fiscal 2021 and 2020, respectively. The differences in our GAAP and non-GAAP tax rates in the periods presented were primarily due to the net tax effects on stock-based compensation expense and acquisition related items, including the tax effects of amortization of intangible assets.

*	Not meaningful

ORACLE CORPORATION

Q2 FISCAL 2021 YEAR TO DATE FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Six Months Ended November 30,				% Increase	% Increase (Decrease)
	2020	% of Revenues	2019	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$14,059	73%	$13,616	73%	3%	3%
Cloud license and on-premise license	1,978	10%	1,937	10%	2%	1%
Hardware	1,658	9%	1,686	9%	(2%)	(2%)
Services	1,472	8%	1,593	8%	(8%)	(8%)
Total revenues	19,167	100%	18,832	100%	2%	1%
OPERATING EXPENSES
Cloud services and license support	2,075	11%	2,003	11%	4%	4%
Hardware	490	3%	557	3%	(12%)	(12%)
Services	1,254	7%	1,445	8%	(13%)	(14%)
Sales and marketing	3,690	19%	4,086	22%	(10%)	(10%)
Research and development	3,190	17%	3,088	16%	3%	4%
General and administrative	619	3%	615	3%	1%	1%
Amortization of intangible assets	690	4%	821	4%	(16%)	(16%)
Acquisition related and other	95	0%	37	0%	154%	155%
Restructuring	270	1%	120	1%	125%	123%
Total operating expenses	12,373	65%	12,772	68%	(3%)	(3%)
OPERATING INCOME	6,794	35%	6,060	32%	12%	11%
Interest expense	(1,214)	(6%)	(959)	(5%)	27%	27%
Non-operating (expenses) income, net	(13)	0%	191	1%	*	*
INCOME BEFORE PROVISION FOR INCOME TAXES	5,567	29%	5,292	28%	5%	4%
Provision for income taxes	874	5%	844	4%	4%	2%
NET INCOME	$4,693	24%	$4,448	24%	6%	4%
EARNINGS PER SHARE:
Basic	$1.56		$1.36
Diluted	$1.53		$1.32
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	3,009		3,281
Diluted	3,076		3,370

(1)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2020, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the six months ended November 30, 2020 compared with the corresponding prior year period increased our revenues by 1 percentage point and operating income by 1 percentage point.

*	Not meaningful

ORACLE CORPORATION

Q2 FISCAL 2021 YEAR TO DATE FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Six Months Ended November 30,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2020 GAAP	Adj.	2020 Non-GAAP	2019 GAAP	Adj.	2019 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$19,167	$1	$19,168	$18,832	$3	$18,835	2%	2%	1%	1%
Cloud services and license support	14,059	1	14,060	13,616	3	13,619	3%	3%	3%	3%
TOTAL OPERATING EXPENSES	$12,373	$(1,971)	$10,402	$12,772	$(1,821)	$10,951	(3%)	(5%)	(3%)	(5%)
Stock-based compensation (3)	916	(916)	—	843	(843)	—	9%	*	9%	*
Amortization of intangible assets (4)	690	(690)	—	821	(821)	—	(16%)	*	(16%)	*
Acquisition related and other	95	(95)	—	37	(37)	—	154%	*	155%	*
Restructuring	270	(270)	—	120	(120)	—	125%	*	123%	*
OPERATING INCOME	$6,794	$1,972	$8,766	$6,060	$1,824	$7,884	12%	11%	11%	10%
OPERATING MARGIN %	35%		46%	32%		42%	327 bp.	388 bp.	299 bp.	361 bp.
INCOME TAX EFFECTS (5)	$874	$548	$1,422	$844	$528	$1,372	4%	4%	2%	2%
NET INCOME	$4,693	$1,424	$6,117	$4,448	$1,296	$5,744	6%	7%	4%	5%
DILUTED EARNINGS PER SHARE	$1.53		$1.99	$1.32		$1.70	16%	17%	14%	15%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	3,076	—	3,076	3,370	—	3,370	(9%)	(9%)	(9%)	(9%)

(1)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2020, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	Stock-based compensation was included in the following GAAP operating expense categories:

	Six Months Ended November 30, 2020			Six Months Ended November 30, 2019
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$66	$(66)	$—	$61	$(61)	$—
Hardware	6	(6)	—	6	(6)	—
Services	26	(26)	—	28	(28)	—
Sales and marketing	151	(151)	—	125	(125)	—
Research and development	590	(590)	—	543	(543)	—
General and administrative	77	(77)	—	80	(80)	—
Total stock-based compensation	$916	$(916)	$—	$843	$(843)	$—

(4)	Estimated future annual amortization expense related to intangible assets as of November 30, 2020 was as follows:

Remainder of fiscal 2021	$668
Fiscal 2022	1,106
Fiscal 2023	682
Fiscal 2024	445
Fiscal 2025	126
Fiscal 2026	24
Thereafter	10
Total intangible assets, net	$3,061

(5)

Income tax effects were calculated reflecting an effective GAAP tax rate of 15.7% and 16.0% in the first half of fiscal 2021 and 2020, respectively, and an effective non-GAAP tax rate of 18.9% and 19.3% in the first half of fiscal 2021 and 2020, respectively. The differences in our GAAP and non-GAAP tax rates in the periods presented were primarily due to the net tax effects on stock-based compensation expense and acquisition related items, including the tax effects of amortization of intangible assets.

*	Not meaningful

ORACLE CORPORATION

Q2 FISCAL 2021 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions)

	November 30, 2020	May 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$28,001	$37,239
Marketable securities	10,592	5,818
Trade receivables, net	4,423	5,551
Prepaid expenses and other current assets	3,235	3,532
Total Current Assets	46,251	52,140
Non-Current Assets:
Property, plant and equipment, net	6,627	6,244
Intangible assets, net	3,061	3,738
Goodwill, net	43,877	43,769
Deferred tax assets	3,401	3,252
Other non-current assets	6,797	6,295
Total Non-Current Assets	63,763	63,298
TOTAL ASSETS	$110,014	$115,438
LIABILITIES AND EQUITY
Current liabilities:
Notes payable, current	$7,251	$2,371
Accounts payable	724	637
Accrued compensation and related benefits	1,420	1,453
Deferred revenues	8,062	8,002
Other current liabilities	3,890	4,737
Total Current Liabilities	21,347	17,200
Non-Current Liabilities:
Notes payable and other borrowings, non-current	63,531	69,226
Income taxes payable	12,214	12,463
Other non-current liabilities	4,306	3,832
Total Non-Current Liabilities	80,051	85,521
Equity	8,616	12,717
TOTAL LIABILITIES AND EQUITY	$110,014	$115,438

ORACLE CORPORATION

Q2 FISCAL 2021 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)

	Six Months Ended November 30,
	2020	2019
Cash Flows From Operating Activities:
Net income	$4,693	$4,448
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	742	677
Amortization of intangible assets	690	821
Deferred income taxes	(43)	(263)
Stock-based compensation	916	843
Other, net	184	117
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in trade receivables, net	1,263	1,079
Decrease in prepaid expenses and other assets	545	638
Decrease in accounts payable and other liabilities	(248)	(916)
Decrease in income taxes payable	(1,243)	(613)
Decrease in deferred revenues	(158)	(318)
Net cash provided by operating activities	7,341	6,513
Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(15,578)	(314)
Proceeds from maturities of marketable securities and other investments	10,776	2,204
Proceeds from sales of marketable securities	3	12,575
Acquisitions, net of cash acquired	—	(111)
Capital expenditures	(1,004)	(735)
Net cash (used for) provided by investing activities	(5,803)	13,619
Cash Flows From Financing Activities:
Payments for repurchases of common stock	(8,962)	(9,996)
Proceeds from issuances of common stock	772	617
Shares repurchased for tax withholdings upon vesting of restricted stock-based awards	(520)	(559)
Payments of dividends to stockholders	(1,447)	(1,562)
Repayments of borrowings	(1,000)	(4,500)
Other, net	110	(96)
Net cash used for financing activities	(11,047)	(16,096)
Effect of exchange rate changes on cash and cash equivalents	271	(10)
Net (decrease) increase in cash and cash equivalents	(9,238)	4,026
Cash and cash equivalents at beginning of period	37,239	20,514
Cash and cash equivalents at end of period	$28,001	$24,540

ORACLE CORPORATION

Q2 FISCAL 2021 FINANCIAL RESULTS

FREE CASH FLOW - TRAILING 4-QUARTERS (1)

($ in millions)

	Fiscal 2020				Fiscal 2021
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

GAAP Operating Cash Flow	$13,829	$13,796	$13,947	$13,139	$13,092	$13,967

Capital Expenditures	(1,663)	(1,591)	(1,544)	(1,564)	(1,614)	(1,833)

Free Cash Flow	$12,166	$12,205	$12,403	$11,575	$11,478	$12,134

% Growth over prior year	(12%)	(11%)	(6%)	(10%)	(6%)	(1%)

GAAP Net Income	$10,955	$10,933	$10,759	$10,135	$10,249	$10,380

Free Cash Flow as a % of Net Income	111%	112%	115%	114%	112%	117%

(1)

To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing 4-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

ORACLE CORPORATION

Q2 FISCAL 2021 FINANCIAL RESULTS

SUPPLEMENTAL ANALYSIS OF GAAP REVENUES (1)

($ in millions)

	Fiscal 2020					Fiscal 2021
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
REVENUES BY OFFERINGS
Cloud services and license support	$6,805	$6,811	$6,930	$6,845	$27,392	$6,947	$7,112			$14,059
Cloud license and on-premise license	812	1,126	1,231	1,959	5,127	886	1,092			1,978
Hardware	815	871	857	901	3,443	814	844			1,658
Services	786	806	778	735	3,106	720	752			1,472
Total revenues	$9,218	$9,614	$9,796	$10,440	$39,068	$9,367	$9,800			$19,167
AS REPORTED REVENUE GROWTH RATES
Cloud services and license support	3%	3%	4%	1%	3%	2%	4%			3%
Cloud license and on-premise license	(6%)	(7%)	(2%)	(22%)	(12%)	9%	(3%)			2%
Hardware	(10%)	(2%)	(6%)	(9%)	(7%)	0%	(3%)			(2%)
Services	(3%)	(1%)	(1%)	(11%)	(4%)	(8%)	(7%)			(8%)
Total revenues	0%	1%	2%	(6%)	(1%)	2%	2%			2%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Cloud services and license support	4%	4%	5%	3%	4%	2%	4%			3%
Cloud license and on-premise license	(6%)	(7%)	0%	(21%)	(11%)	8%	(5%)			1%
Hardware	(9%)	(1%)	(5%)	(7%)	(6%)	0%	(3%)			(2%)
Services	(2%)	0%	0%	(8%)	(3%)	(8%)	(8%)			(8%)
Total revenues	2%	1%	3%	(4%)	0%	2%	1%			1%
CLOUD SERVICES AND LICENSE SUPPORT REVENUES BY ECOSYSTEM
Applications cloud services and license support	$2,704	$2,753	$2,809	$2,749	$11,015	$2,816	$2,901			$5,717
Infrastructure cloud services and license support	4,101	4,058	4,121	4,096	16,377	4,131	4,211			8,342
Total cloud services and license support revenues	$6,805	$6,811	$6,930	$6,845	$27,392	$6,947	$7,112			$14,059
AS REPORTED REVENUE GROWTH RATES
Applications cloud services and license support	5%	5%	6%	1%	4%	4%	5%			5%
Infrastructure cloud services and license support	2%	1%	2%	0%	1%	1%	4%			2%
Total cloud services and license support revenues	3%	3%	4%	1%	3%	2%	4%			3%
CONSTANT CURRENCY REVENUE GROWTH RATES (2)
Applications cloud services and license support	6%	6%	7%	3%	5%	4%	5%			4%
Infrastructure cloud services and license support	3%	2%	4%	3%	3%	1%	3%			2%
Total cloud services and license support revenues	4%	4%	5%	3%	4%	2%	4%			3%
GEOGRAPHIC REVENUES
Americas	$5,150	$5,304	$5,363	$5,746	$21,563	$5,068	$5,259			$10,327
Europe/Middle East/Africa	2,553	2,695	2,835	2,952	11,035	2,738	2,852			5,590
Asia Pacific	1,515	1,615	1,598	1,742	6,470	1,561	1,689			3,250
Total revenues	$9,218	$9,614	$9,796	$10,440	$39,068	$9,367	$9,800			$19,167

(1)	The sum of the quarterly information presented may vary from the year-to-date information presented due to rounding.
(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2020 and 2019 for the fiscal 2021 and fiscal 2020 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

APPENDIX A

ORACLE CORPORATION

Q2 FISCAL 2021 FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain business combination accounting entries and expenses related to acquisitions, as well as other significant expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

• Cloud services and license support revenues: Business combination accounting rules require us to account for the fair values of cloud services and license support contracts assumed in connection with our acquisitions. The non-GAAP adjustments to our cloud services and license support revenues are intended to include, and thus reflect, the full amount of such revenues. We believe the adjustments to these revenues are useful to investors as a measure of the ongoing performance of our business as we generally expect to experience high renewal rates for these contracts at their stated values during the post combination periods.

• Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

• Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating expenses and net income measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

• Acquisition related and other expenses; and restructuring expenses: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses from our non-GAAP operating expenses and net income measures. We incurred expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses primarily consist of personnel related costs for transitional and certain other employees, certain business combination adjustments including adjustments after the measurement period has ended and certain other operating items, net. Restructuring expenses consist of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. Although acquisition related and other expenses and restructuring expenses generally diminish over time with respect to past acquisitions and/or strategic initiatives, we generally will incur these expenses in connection with any future acquisitions and/or strategic initiatives.